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                                                                   EXHIBIT 10.3*


                   VALUE ADDED DISTRIBUTION LICENSE AGREEMENT

                                     between

                            ERICSSON RADIO SYSTEMS AB

                                       and

                                     OZ.COM


















* Certain portions of this Exhibit have been omitted and filed separately under an application for confidential treatment.

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                THE VALUE ADDED DISTRIBUTOR LICENSE AGREEMENT ("Agreement) by
                and between Ericsson Radio Systems AB (hereinafter "Owner"), a Sweden corporation, having an address for purposes of this Agreement at Torshamnsgatan 23, SE-164 80 Stockholm, Sweden, and OZ.COM and its subsidiaries, (hereinafter "VAR"), a California corporation, having an address for purposes of this Agreement at Snorrabraut 54, IS-105 Reykjavik, Iceland:

                WITNESSETH:

                WHEREAS, VAR have co-developed certain computer programs for and on behalf of Owner named iPulse (the "Code").

                WHEREAS, Owner is the owner of certain results of the joint development work and has been granted certain rights to proprietary technology and solutions owned by VAR;

                WHEREAS, VAR now desires (i) to market, sublicense and distribute the Code directly to its customers and use the Code in order to develop, market and to provide certain services related to the Code and other computer software (hereinafter defined as "Hosting Services") to its customers;

                WHEREAS, VAR and Owner previously have entered into a Value Added Reseller Agreement ("Old Agreement") dated February 25, 2000;

                WHEREAS, this Agreement is intended to replace the Old Agreement and all other licensing rights obtained by VAR in any other agreement with Owner or any other company within the Ericsson Group, with the express exemption of any rights that have been granted for Canada in relation to the agreements made between, Ericsson Canada Inc, Microcell Telecommunications Inc, and VAR on [date]; and

                WHEREAS, each party hereto represents that it is ready, willing, and able to undertake the responsibilities and obligations set forth in this Agreement, and that it possesses the rights, resources, and capabilities to perform its responsibilities under this Agreement;

                NOW, THEREFORE, in consideration of the premises, and of the obligations herein made and undertaken, the parties hereto do hereby covenant and agree that the Old Agreement shall become null and void and also agree as follows:


        1       DEFINITIONS

                For the purpose of this Agreement, the definitions set forth in this Section shall apply to the respective capitalized terms:

                "CODE" -- Computer programming code consisting of the Client Code, Server Code and SDK, including source code (i.e. human-readable), object code (i.e. machine-readable), and associated procedural code, as more fully described in the Development Agreements.



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                "CLIENT CODE" -- A client software application to be used on a personal computer, mobile phone or any other device, intended to connect to Server Code, as more fully described in the Development Agreements.

                "DOCUMENTATION" -- The printed material relating to the Code, including, without being limited to, the description of the principles of operation.

                "ENHANCEMENT" -- A change or addition to the Code or Documentation, other than an Error Correction, that improves its function, adds new function, or substantially enhances its performance. Enhancements shall not include programs that have a value and utility separate from the use of the Code and that, as a practical matter, may be priced and offered separately from the Code.

                "ERICSSON GROUP" -- means Telefonaktiebolaget LM Ericsson and any of its directly or indirectly controlled subsidiaries.

                "ERROR" -- A defect in the Code or a mistake in the Documentation that prevents the Code from functioning in material conformity with the Specifications.

                "ERROR CORRECTION" -- A change to the Code or the Documentation that is in a form that allows its application to the Code or inclusion in the Documentation to re-establish material conformity with the Specifications. All Error Correction shall be considered part of Code and Documentation for all purposes under this Agreement.

                "HOSTING SERVICE"-- A service offering whereby VAR provides managed care and hosting services using the Server Code and/or Products, remote monitoring of the Server Code and/or Products and related consulting, customization, system integration, support and maintenance services to its customers.

                "PRODUCT(s)" -- Computer programs that are developed entirely by VAR, including its third-party licensees and contractors and are aimed to operate in connection with or without the Code as a portion of its Hosting Service.

                "SERVER CODE" -- A server software application allowing connections with and between Client Code applications, as more fully described in the Specifications attached hereto as Exhibit A.

                "SDK" -- A software developers kit further described in Exhibit
                A.


        2       VAR RESPONSIBILITIES

        2.1 Development of Hosting Services. VAR shall use all reasonable efforts to develop the Hosting Services. Upon completion of development of the Hosting Services, VAR shall test and evaluate the Hosting Services and assess their usefulness, performance, and marketability.



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        2.2     Marketing. If such assessment is positive, VAR shall use all reasonable efforts to market the Hosting Services in accordance with this Agreement. VAR shall use all reasonable efforts to package Hosting Services that VAR determines to be commercially reasonable offerings and to market the Client Code as set out in this Agreement.

        2.3 Cooperation and Marketing Efforts. VAR and Owner shall continuously discuss how to approach the market and to use market opportunities for the best benefit of both Parties. However, the above shall not in any way restrict VAR's right to offer and sell Hosting Services to any third party.

        2.4 Responsibilities Toward Customers. Except as otherwise provided in this Agreement, VAR shall assume all responsibility and liability to its customers with respect to the Products and shall assume all responsibility and liability for related customer support and assistance.

        2.5     Royalties. VAR shall pay royalties to Owner in accordance with
                Section 4.


        3       GRANT OF LICENSE

        3.1 Owner hereby grants to VAR nonexclusive, perpetual and irrevocable world-wide rights and license to:

                a) to use, market and distribute the Client Code to end-user customers and/or in cooperation with internet companies to provide Hosting Services and for such services to use, and operate the Server Code, for the benefit of such end-user customers;

                b) Use, and reproduce the Code and Documentation in object code form or by using the SDK as VAR or with its subcontractors, mPresence partners and its customers for use in relation to mPresence services and for the purposes of offering Hosting Services;

                c) Use, reproduce, sublicense and distribute copies of the Code (in object code form only) and Documentation to VAR's subcontractors, Hosting Service partners and customers in connection with the Hosting Services;

                d) Use, The Code and Documentation in order to market, promote and sell Hosting Services to VAR's customers and for the benefit of end-users of such customers;

                e) Use, reproduce, sublicense, market and sell copies of the Code (in object code form only) and Documentation as a Hosting Service or parts of a Hosting Service to customers of VAR;

                f) Use and display the trademarks, service marks, and logos related to the Code and as specified in Ericsson's Corporate Visual Language Manual and Exhibit B; and



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                g)      Use and copy the Code and Documentation thereof, for
                        marketing, training, and demonstration purposes with respect to the Hosting Services.

                Any further rights to extend or add to the Code will be dealt with and agreed to by Owner on case-by-case bases.


        4       ROYALTIES AND PAYMENTS

        4.1     [***]

        4.2     [***]

        4.3     [***]

        4.4 Audit. Upon Owner's request, at mutually agreeable times no more frequently than twice annually, Owner or an agent or accounting firm chosen by Owner shall be provided reasonable access during normal business hours to the relevant records of VAR for purposes of audit of royalties due. Records sufficient to verify the revenue received and authorized end-user copies sold, leased, or otherwise distributed or transferred shall be maintained by VAR and made available for audit. Persons conducting the audit shall be provided a reasonable opportunity to interview any employees of VAR who have engaged in the marketing of Products in order to corroborate the information contained in such records.


        5       AVAILABILITY OF ENHANCEMENTS AND PRODUCTS

        5.1 Owner shall, to the extent developed or acquired by Owner and/or jointly developed by Owner and VAR offer VAR Enhancements for inclusion in the Code and Documentation as soon as they become available at conditions and prices to be agreed between Owner and VAR.



[***] These provisions have been omitted and filed separately under an application for confidential treatment.


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        5.2     VAR shall offer to license or sell Hosting Services to Owner on terms to which the parties shall, in good faith, agree.


        6       LIMITED WARRANTY AND LIMITATION OF LIABILITY

        6.1 Ownership and Authority. To the extent and with limitations produced by the Development Agreements, Owner warrants that it is the owner of certain U.S. and international copyrights in the Code and Documentation and that it has all rights necessary for the grant of the right and license granted by this Agreement.

        6.2 Disclaimer. As between the parties, VAR assumes responsibility for determining the suitability of the Code, for its use in Products, and for results obtained. Owner makes no warranty that all Errors have been or can be eliminated from the Code or Documentation, except as expressly stated above, and Owner shall in no event be responsible for losses of any kind resulting from the use of the Code or the Documentation in Products, including, without limitation, any liability for business expense, machine downtime, or damages caused to VAR or VAR's customers by any deficiency, defect, error, or malfunction. EXCEPT AS SPECIFICALLY SET FORH HEREIN, OWNER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATING TO THE CODE OR DOCUMENTATION OR ANY USE THEREOF, INCLUDING WITHOUT LIMITATION, ANY WARRANTY WHATSOEVER AS TO THE FITNESS FOR A PARTICULAR USE OF THE CODE OR DOCUMENTATION.

        6.3 Limitation of Liability. In no event shall Owner be liable to VAR or VAR's customers for any indirect, special, incidental, or consequential damages, including lost profits.


        7       OBLIGATION FOR EXPENSES

        7.1 Owner shall have no obligation or requirement whatsoever to reimburse VAR for any expenses or costs incurred by VAR in the performance of, or otherwise by reason of, this Agreement. VAR's incursion of costs or expenses under this Agreement is at its sole risk and upon its independent business judgement that such costs and expenses are appropriate.


        8       MARKING OF PRODUCTS

        8.1 All code and Documentation, including any Enhancements, shall be marked with Owner's copyright notice. Copies of the Code offered by VAR shall display Owner's copyright notice as set out in Appendix B. VAR may mark the Code included in Product with its own trademark and copyright notice as also set out in Exhibit B.


        9       TERM OF AGREEMENT, TERMINATION



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        9.1     Breach. Should either party commit a material breach in its obligations hereunder, or should any of the representations of either party prove to be untrue in any material respect, the other party may, at its option, terminate this Agreement by 60 days' written notice to the other party. Such notice shall identify and describe the default upon which termination is based. The defaulting party shall have 30 days to cure such default, which, if effected, shall prevent termination by virtue of such default.

        9.2 Survival. Notwithstanding any termination or expiration of this Agreement, VAR shall retain the right to promote, market, support, train, license and otherwise provide Hosting Services based on the then current version of the Code as well as to continue to support Authorized End-User Copies that have been completed, marketed, and installed pursuant to the VAR License prior to the effective date of termination, subject to continued payment of applicable royalties to Owner.

        9.3 Continuation of Payment. Owner shall continue to be entitled to fees and charges set forth in Section 5 that have accrued or shall accrue and become due and owing to Owner with respect to Products for a period of 3 years next following the effective date of this Agreement. At the end of such 3-year period, providing all royalties due have been paid, all licenses granted by Owner hereunder shall be deemed fully paid up and this Agreement shall not hereafter by subject to termination of Owner.


        10      INDEMNIFICATION

        10.1 Owner Indemnification. Owner agrees to, and does hereby, indemnify and hold harmless VAR from any and all claims, demands, or actions alleging that the Code or Documentation, including any Enhancements, in the form delivered by Owner, infringes or abridges any third-party rights in copyright, trade secret, or other intellectual property rights.

        10.2 VAR Indemnification. VAR agrees to, and does hereby, indemnify and hold harmless Owner from any and all claims, demands, or actions from or relating to Products, or use by customers of Products, and based on or related to VAR's performance, nonperformance, infringement of third-party intellectual property rights, representations or statements made, or other actions with respect to Products.

        10.3 Conditions. The foregoing indemnities shall be contingent upon the party seeking to enforce the indemnity against the other party (1) giving written notice to the other party of any claim, demand, or action for which indemnity is sought; (2) fully cooperating in the defense or settlement of any such claim, demand, or action; and (3) obtaining the prior written agreement of the indemnifying party to any settlement of proposal of settlement.


        11      MISCELLANEOUS

        11.1 No Assertion of Rights. It is expressly understood and agreed that, as between Owner and VAR, all right, title, and interest in and to the Code and Documentation, including any other material furnished to VAR under this

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                agreement vests solely and exclusively in the Owner, and VAR shall neither derive nor assert any title or interest in or to such materials except for the rights of use or licenses granted under this Agreement.

        11.2 Independent Contractor Status. VAR is an independent contractor under this Agreement, and this Agreement shall not be construed as to create a partnership, joint venture, or agency relationship between the parties hereto. VAR shall have no authority to enter into agreements of any kind on behalf of Owner and shall not have the power or authority to bind or obligate Owner in any manner to any third party.

        11.3 No Conflict of Interest. VAR represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreements that would render it incapable of satisfactorily performing its obligations hereunder, or that would place it in a position of conflict of interest or be inconsistent or in conflict with its obligations hereunder.

        11.4 No Assignment. VAR represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of Owner, provided, however, that this license shall be freely transferable to any purchaser substantially all of the assets of, or a majority of the outstanding voting stock of, VAR, or any company into which VAR is merged, whether or not VAR is the surviving entity.

        11.5 Notices. Any notices required or permitted to be sent shall be delivered personally, by overnight delivery service (such as Federal Express or DHL), or mailed certified mail, postage prepaid, return receipt requested, to the party's at the address noted above, unless by such notice a different address shall have been designated. Such notice shall be deemed to have been received upon actual delivery in the case of personal or overnight delivery and within three (3) business days after such mailing.

        11.6 Governing Laws. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of Sweden.

        11.7 No Waiver. Neither party shall be mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall not be construed or constitute a continuing waiver of such breach or of other breached of the same or other provisions of this Agreement.

        11.8 Force Majeure. Neither party shall be in default if failure to perform any obligation hereunder caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, strikes, labor disputes, and governmental demands or requirements.

        11.9 Entire understanding. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. This Agreement sets for the entire understanding between the parties as to the



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                subject matter hereof. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.


        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respectively duly authorized representatives as set forth below.



        ERICSSON RADIO SYSTEMS AB              OZ.COM


        By: /s/ Lars Boman                     By: /s/ Skuli Mogensen


        Title:     VP & GM                     Title:      CEO
              --------------------------              --------------------------

        Date:      2000/11/01                  Date:       2000/11/01
             ---------------------------             ---------------------------

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                                   Exhibit A

                           [consisting of two pages]

                                     [***]



[***] These provisions have been omitted and filed separately under an application for confidential treatment.

                                                       Appendix B to VADLA


BRANDING POLICIES FOR iPULSE AND mPRESENCE

        OZ.COM and Ericsson agree on the following branding rules for iPulse and mPresence:

1) CLIENTS AND USER INTERFACES

        When mPresence utilizes the iPulse client and user interfaces, it shall comply with the SDK product branding rules set by the Link VC, i.e., placement of `Powered by iPulse' logo, and Ericsson and OZ.COM logos in about box.

2) OZ.COM PRESS MATERIAL

        Press Releases related to mPresence shall contain branding copy of iPulse when applicable.

        The branding copy should be visible and readable in regular font-size within the main body of the release.

        The Branding copy shall be: iPulse(TM) is co-developed by Ericsson and OZ.COM.

        Separately, the branding copy should appear in the legal (mouse-type) copyright and trademark copy that follows at the end of the marketing materials.

        iPulse(TM) is a registered trademark LM Ericsson AB. iPulse is co-developed by Ericsson and OZ.COM.

3) IPULSE PRESS MATERIAL FROM ERICSSON

        Press Releases related to iPulse shall contain the agreed branding copy.

        The branding copy should be visible and readable in regular font-size within the main body of the release.

        The Branding copy shall be: iPulse(TM) is co-developed by Ericsson and OZ.COM.

        Separately, the branding copy should appear in the legal (mouse-type) copyright and trademark copy that follows at the end of the marketing materials.

        iPulse(TM) is a registered trademark LM Ericsson AB. iPulse is co-developed by Ericsson and OZ.COM.


4) MARKETING MATERIAL FOR MPRESENCE AND IPULSE

        In any marketing material that refers to iPulse, the branding copy "iPulse(TM) is co-developed by Ericsson and OZ.COM" should follow as close to the first instance the product name "iPulse" is referenced as possible. This guideline is similarly adopted for the inclusion of (TM) next to the product name.

        The branding copy should be visible and easily readable within the main body of the marketing material. And secondly the branding copy is again repeated in the legal copyright and trademark copy.

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With the branding guidelines understood and agreed upon, neither Ericsson nor
OZ.COM should require rigorous review of marketing materials being published or printed. However, as a courtesy, both companies should inform each other and cooperate on reviewing materials that support the promotion of iPulse. This exchange and communication should actively occur between the marketing communications and product marketing functions of both Link VC and OZ.COM prior to the publication of any marketing materials.